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                                                                    Exhibit 4.1

                         CORRECTED CERTIFICATE OF TRUST

                                       OF

                     CHASE MANHATTAN AUTO OWNER TRUST 2003-C


         This Corrected Certificate of Trust of Chase Manhattan Auto Owner Trust 2003-C (hereinafter called the "Trust"), a statutory trust organized and existing under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act"), is being filed by the undersigned, as trustee, to correct the Certificate of Trust of the Trust that was filed on October 28, 2003 (the "Certificate of Trust") as permitted by Section 3810 of the Act.

                  1. The inaccuracy or defect in the Certificate of Trust to be corrected is the address for the trustee of the Trust in the State of Delaware, which address contained an incorrect street name.

                  2. The Certificate of Trust is hereby corrected to read in its entirety as follows:






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                             CERTIFICATE OF TRUST OF

                     Chase Manhattan Auto Owner Trust 2003-C

                  THIS Certificate of Trust of Chase Manhattan Auto Owner Trust 2003-C (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss.3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust formed hereby is Chase Manhattan Auto Owner Trust 2003-C.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.


                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate in accordance with the Act.


                                  WILMINGTON TRUST COMPANY, not in
                                  its individual capacity, but solely as trustee


                                  By: /s/ Emmett R. Harmon
                                      --------------------------------------
                                      Name: Emmett R. Harmon
                                      Title:  Vice President